EXHIBIT 3.2

                                 CODE OF BY-LAWS
                                       OF
                               VECTREN CORPORATION
                             AS AMENDED AND RESTATED
                              AS OF APRIL 24, 2002
                             AS AMENDED AND RESTATED
                             AS OF FEBRUARY 26, 2003


                                    ARTICLE 1
                                 Identification

     Section 1.1. Name. The name of the Corporation is Vectren Corporation (the "Corporation").


     Section 1.2. Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January in each year and end at the close of the last day of December next succeeding.

                                    ARTICLE 2
                                     Shares

     Section 2.1. Certificates for Shares. Pursuant to Ind. Code ss. 23-1-26-7, the board of directors (the "Board") is authorized to issue shares without certificates. If the Board issues share certificates, such certificates shall be in such form as the Board may prescribe from time to time signed (either manually or in facsimile) by the Chief Executive Officer of the Corporation and either the Secretary or an Assistant Secretary of the Corporation.

     Section 2.2. Transfer of Shares. The shares of the Corporation shall be transferable on the books of the Corporation. If certificates are issued, the transfer of the shares shall occur upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, such endorsement or endorsements to be witnessed by one witness. The requirement for such witnessing may be waived in writing upon the form of endorsement by the President of the Corporation.

     Section 2.3. Record Ownership of Shares or Rights. The Corporation, to the extent permitted by law, shall be entitled to treat the person in whose name any share or right of the Corporation (a "Right") is registered on the books of the Corporation as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share or Right on the part of any other person, whether or not the Corporation shall have notice thereof.

                                    ARTICLE 3
                            Meetings of Shareholders

     Section 3.1. Place of Meetings. All meetings of shareholders of the Corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof.

     Section 3.2. Annual Meeting. An annual meeting of the shareholders shall be held at such hour and on such date as the Board may select in each year for the purpose of electing directors for the terms hereinafter provided and for the transaction of such other business as may properly come before the meeting. The Board may postpone an annual meeting for which notice has been given in accordance with Section 3.4 of this Article 3. Failure to hold the annual meeting shall not work any forfeiture or a dissolution of the Corporation or affect the validity of any corporate action.

     Section 3.3. Special Meetings. Special meetings of the shareholders may be called by the Chief Executive Officer or the Board. Only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders meeting. The Board may postpone a special meeting for which notice has been given in accordance with Section 3.4 of this Article 3.

     Section 3.4. Notice and Waiver. A written or printed notice, stating the place, day and hour of the annual meeting, and additionally, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting, to each shareholder of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, no fewer than ten nor more than sixty days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder, before or after the date and time stated in the notice, if the waiver is delivered to the Corporation for inclusion in the minutes for filing with the corporate records. Attendance at a meeting, in person or by proxy, waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting the business at the meeting. Further, a shareholder's attendance at a meeting waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

     Section 3.5. Notice of Shareholder Business. At any meeting of the shareholders, only such business may be conducted as shall have been properly brought before the meeting, and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting given in accordance with Section 3.4 of this Article 3, (b) otherwise properly brought before the meeting by or at the direction of the Board or the Chief Executive Officer, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) above, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the Corporation, not less than ninety days nor more than one hundred twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before such anniversary date and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Annual Meeting Date"), such shareholder notice shall be given in the manner provided herein by the close of business on the later of (i) the date ninety days prior to such Other Annual Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. A shareholder's notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, including the text of any proposal to be presented, (b) the name and address, as they appear on the corporation's stock records, of the shareholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business. Only such business shall be brought before a special meeting of shareholders as shall have been specified in the notice of meeting given in accordance with Section
3.4 of this Article 3. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder's notice as provided in this Section 3.5. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 3.5. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the By-Laws, or that business was not lawful or appropriate for consideration by shareholders at the meeting, and if he should so determine, he shall so declare to the meeting and any such business shall not be transacted.

     Section 3.6. Notice of Shareholder Nominees. Nominations of persons for election to the Board of the corporation may be made at any annual meeting of shareholders by or at the direction of the Board or by any shareholder of the corporation entitled to vote for the election of directors at the meeting. Such shareholder nominations shall be made pursuant to timely notice given in writing to the secretary of the corporation in accordance with Section 3.5 of this
Article 3. Such shareholder's notice shall set forth, in addition to the information required by Section 3.5 as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) the qualifications of the nominee to serve as a director of the corporation. In the event the Board or Chief Executive Officer calls a special meeting of shareholders for the purpose of electing one or more directors to the Board, any shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the notice of meeting, if the shareholder's notice of such nomination contains the information specified in this Section 3.6 and shall be delivered to the secretary of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and either the names of the nominees proposed by the Board to be elected at such meeting or the number of directors to be elected are publicly announced or disclosed. In no event shall the adjournment of an annual meeting or special meeting, or any announcement thereof, commence a new period for the giving of a shareholder's notice as provided in this Section 3.6. No shareholder nomination shall be effective unless made in accordance with the procedures set forth in this Section 3.6. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a shareholder nomination was not made in accordance with the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     Section 3.7. Voting at Meetings.

        (a) Voting Rights. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every holder of the Common Stock of the Corporation shall have the right at all meetings of the shareholders of the Corporation to one vote for each share of stock standing in his name on the books of the Corporation.

        (b) Proxies. A shareholder may vote, either in person or by proxy executed as provided by the Indiana Business Corporation Law (the "Act") by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months, unless a shorter or longer time is expressly provided in the appointment form.

        (c) Quorum. Unless otherwise provided by the Articles of Incorporation or these By-Laws, at any meeting of shareholders the majority of the outstanding shares entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum. If less than a majority of such shares are represented at a meeting, the person presiding at the meeting may adjourn the meeting from time to time. At any meeting at which a quorum is present, the person presiding at the meeting may adjourn the meeting from time to time. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     Section 3.8. Action By Shareholders Without Meeting. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting if the action is taken by all shareholders entitled to vote on the action and is evidenced by one or more written consents describing the action taken, signed by all shareholders entitled to vote on the action and delivered to the Corporation for inclusion in the minutes for filing with the Corporation's records.

     Section 3.9. Participation in Meetings by Means of Conference or Other Similar Communications Equipment. Any shareholder may participate in an annual or special meeting of the shareholders by, or through the use of, any means of communication by which all shareholders participating may simultaneously hear each other during the meeting. A shareholder participating in such a meeting by this means is deemed to be present in person at the meeting.

                                    ARTICLE 4
                               Board of Directors

     Section 4.1. Number and Election. The Board shall consist of a minimum of one (1) and a maximum of sixteen (16) members. The actual number of directors shall be fixed from time to time by amendment to the By-Laws adopted by a majority vote of the directors then in office.

     The Board shall consist of thirteen (13) members, who shall be divided into three (3) classes as provided below and shall serve until the respective shareholder's meetings at which such classes of directors are elected. Each director shall hold office until his successor is elected and qualified. Directors need not be shareholders.

     The Board may elect or appoint, from among its members, a Chairman of the Board (the "Chairman"), who need not be an officer or employee of the Corporation. The Chairman shall preside at all shareholder meetings and Board meetings and shall have such other powers and perform such other duties as are incident to such position and as may be assigned by the Board.

     The Board shall be divided into three (3) classes, each class to consist, as nearly as may be, of one-third of the number of directors then constituting the whole Board, with one class to be elected annually by shareholders for a term of three years, to hold office until their respective successors are elected and qualified; except that:

                  (a) the terms of directors in the first group will expire at the first annual meeting of shareholders' after their election, the terms of the second group will expire at the second annual meeting of shareholders after their election and the terms of the third class, if any, will expire at the third annual meeting of shareholders after their election;

                  (b) the term of office of a director who is elected by either the directors or shareholders to fill a vacancy in the Board shall expire at the end of the term of office of the succeeded director's class or at the end of the term of office of such other class as determined by the Board to be necessary or desirable to equalize the number of directors among the classes;

                  (c) the Board may adopt a policy limiting the time beyond which certain directors are not to continue to serve, the effect of which may be to produce classes of unequal size or to cause certain directors either to be nominated for election for a term of less than three years or to cease to be a director before expiration of the term of the director's class.

     In case of any increase in the number of directors, the additional directors shall be distributed among the several classes to make the size of the classes as equal as possible. A decrease in the number of directors shall not shorten an incumbent director's term.

     Section 4.2. Annual Meeting. The Board shall meet each year immediately after the annual meeting of the shareholders at the place established by resolution of the Board, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. If the Board does not establish a place for such meeting by resolution, the meeting will be held at the place where the shareholders meeting was held. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 4.3 of this Article.

     Section 4.3. Other Meetings. Regular meetings of the Board may be held as provided for in a Board resolution, without notice of the date, time, place or purpose of the meeting. Special meetings of the Board may be held upon the call of the Chief Executive Officer, or of any member of the Board, at any place within or without the State of Indiana, upon forty-eight hours' notice, specifying the time, place and general purposes of the meeting, given to each director, either personally, by mailing, or by facsimile. Such notice may be waived in writing by any director, before or after the date stated in the notice, if the waiver is signed by the director and filed with the Corporation's minutes or records. In addition, a director's attendance at or participation in a meeting waives any required notice of the meeting unless the director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

     Section 4.4. Quorum. At any meeting of the Board, the presence of a majority of the members of the Board shall constitute a quorum for the transaction of any business except the filling of vacancies in the Board. In the filling of vacancies, if the directors remaining in office constitute fewer than a quorum of the Board, they may fill a vacancy by the affirmative vote of a majority of all directors remaining in office.

     Section 4.5. Action By Directors Without Meeting. Any action required or permitted to be taken at any meeting of the Board, or any committee thereof, may be taken without a meeting if the action is taken by all members of the Board and is evidenced by one or more written consents describing the action taken, signed by each director, and is included in the minutes or filed with the corporate records reflecting the action taken.

     Section 4.6. Compensation of Directors. The Board is empowered and authorized to fix and determine the compensation of directors for attendance at meetings of the Board, and additional compensation for any additional services that the directors may perform for the Corporation.

     Section 4.7. Participation in Meetings by Means of Conference or Other Similar Communications Equipment. A member of the Board or of a committee designated by the Board may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in such a meeting by this means is deemed to be present in person at the meeting.

     Section 4.8. Executive Committee. The Executive Committee of the Board ("Executive Committee") shall have as its standing members the Chairman of the Board and Chief Executive Officer, who shall be the chair of the Executive Committee, and the President and Chief Operating Officer. The Board, shall, by resolution adopted by a majority of the full Board, designate four other members of the Executive Committee from other Board members on a rotating basis with terms of two years, except for the initial membership which had two members with three-year terms. On and after May 1, 2003, the only standing member of the Executive Committee will be the Chairman, President and Chief Executive Officer.

     Meetings of the Executive Committee shall be held at such times as may be requested by the Chairman of the Board and Chief Executive Officer and are intended to be held when, in the reasonable judgment of the Chairman and Chief Executive Officer, it is necessary or desirable to have Board involvement in actions of the Corporation, but it is either impracticable to convene a meeting of the full Board, or action by the Executive Committee has been authorized pursuant to specific delegation by the full Board. The Executive Committee shall have all of the authority of the full Board allowed by the Act. Reasonable notice of all meetings shall be given by the secretary. A majority shall constitute a quorum of the Executive Committee. A majority of the Executive Committee in attendance shall decide any question brought before any meeting of the Executive Committee.

     Section 4.9. Nominating and Corporate Governance Committee. The Board shall, by resolution adopted by a majority of the full Board, designate a chair and the membership of the Nominating and Corporate Governance Committee of the Board ("Governance Committee"), which shall consist of not less than three members, including the chair.

     A director who is an employee (including non-employee executive officers) of the Company or any of its affiliates may not serve on the Governance Committee until three years following the termination of his or her employment or executive officer status, and, in the event the employment relationship or executive officer status is with a predecessor of the Company, the director cannot serve on the Governance Committee until three years following the termination of that employment relationship or executive officer status with the predecessor;

     The Governance Committee shall have responsibility for the following matters:

         (a) searching for qualified nominees for election to the Board, and evaluating and making recommendations to the Board as to the qualifications of nominees to be submitted to the shareholders for election to the Board or considered to fill vacancies occurring from time to time on the Board;

         (b) receiving communications submitted to the Company from shareholders relating to nominees for director, and evaluating and making recommendations to the Board as to the qualifications of such nominees;

         (c) making recommendations concerning the composition, organization and functions of the Board;

         (d) making recommendations concerning the compensation for non-employee members of the Board;

         (e) monitoring and considering the Company's corporate governance practices;

         (f)      reviewing periodically the performance of the full Board;

         (g)      reviewing periodically the Company's Shareholder Rights
                  Agreement;

         (h) reviewing periodically the Company's By-Laws and Articles of Incorporation;

         (i) performing succession planning with respect to the Chairman and Chief Executive Officer; and

         (j) providing guidance with respect to the development of members of the Board.

     Meetings of the Governance Committee shall be held at such times as may be requested by the Chairman and Chief Executive Officer or by the chair of the Governance Committee. Reasonable notice of all meetings shall be given by the secretary. A majority shall constitute a quorum of the Governance Committee. A majority of the Governance Committee in attendance shall decide any question brought before any meeting of the Governance Committee.


     Section 4.10. Corporate Affairs Committee. The Board shall, by resolution adopted by a majority of the full Board, designate a chair and the membership of the Corporate Affairs Committee of the Board ("Corporate Affairs Committee"), which shall consist of not less than three members, including the chair. Any director of the Company may serve on the Corporate Affairs Committee. The Corporate Affairs Committee shall oversee the Company's policies, practices and procedures, as a responsible corporate citizen, including, but not limited to, the following areas:

         (a) business practices, including compliance with applicable laws and regulations;

         (b) public communications with key stakeholders, other than the financial community;

         (c) community relations, including charitable contributions and community affairs;

         (d) customer relations, including customer satisfaction and quality of customer service;

         (e) employment practices and procedures, including employer of choice, workforce diversity and compliance with employment related laws, regulations and policies; and

         (f) environmental compliance and stewardship, including adherence to environmental related laws and regulations.

     Meetings of the Corporate Affairs Committee shall be held at such times as may be requested by the Chairman and Chief Executive Officer or by the chair of the Corporate Affairs Committee. Reasonable notice of all meetings shall be given by the secretary. A majority shall constitute a quorum of the Corporate Affairs Committee. A majority of the Corporate Affairs Committee in attendance shall decide any question brought before any meeting of the Corporate Affairs Committee.


     Section 4.11. Compensation and Benefits Committee. The Board shall, by resolution adopted by a majority of the full Board, designate a chair and the membership of the Compensation and Benefits Committee of the Board ("Compensation Committee"). The Compensation Committee shall consist of not less than three members, including the chair, all of whom are to be "non-employee directors" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as the same may be in effect from time to time.

     The Compensation Committee shall have responsibility for the following matters:

         (a) reviewing annually the overall compensation program for the corporate officers of the Company and certain of its subsidiaries, including the executive officers;

         (b) approving the compensation of the executive officers, including, but not limited to, regular or periodic compensation and additional or year-end compensation;

         (c) reviewing and approving all consulting or employment contracts of the Company or of any subsidiary with any corporate officer, including any executive officer, or with any director, provided, that any such contract with any director must also be approved by the full Board;

         (d) serving as the granting and administrative committee for the Company's At-Risk Compensation Plan and, to the extent provided in such plans, all other executive and director compensation plans;

         (e) overseeing the administration of employee benefits and benefit plans for the Company and its subsidiaries; reviewing new benefits or changes in existing benefits; appointing from among the management of the Company committees to administer such employee benefits and benefit plans; and

         (f) performing such other duties as may from time to time be assigned by the full Board with respect to executive compensation.


     Meetings of the Compensation Committee shall be held at such times as may be requested by the Chairman and Chief Executive Officer or by the chair of the Compensation Committee. Reasonable notice of all meetings shall be given by the secretary. A majority shall constitute a quorum of the Compensation Committee. A majority of the Compensation Committee in attendance shall decide any question brought before any meeting of the Compensation Committee.

     Section 4.12. Audit Committee. The Board shall, by resolution adopted by a majority of the full Board, designate a chair and the membership of the Audit Committee of the Board ("Audit Committee"). The Audit Committee shall consist of not less than three members, none of whom are current officers or employees of the Company or any subsidiary of the Company and each of whom is appointed by the Board. The members of the Audit Committee shall meet the independence and expertise requirements of the New York Stock Exchange, as the same may be in effect from time to time. The Audit Committee shall assist the Board in monitoring the integrity of the financial statements of the Company, and the independence and performance of the Company's internal auditors and independent accountants.

     The Audit Committee shall have the authority, following notice to the Chairman and Chief Executive Officer of the Company, to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company, or the Company's outside counsel or independent accountant, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall have the responsibilities and powers set forth in its Charter. The Audit Committee shall review and reassess the adequacy of its Charter annually and recommend any proposed changes to the full Board for approval.

     It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management, as audited by the independent accountant.

     Meetings of the Audit Committee shall be held at such times as may be requested by the Chairman and Chief Executive Officer or by the chair of the Audit Committee. Reasonable notice of all meetings shall be given by the secretary. A majority shall constitute a quorum of the Audit Committee. A majority of the Audit Committee in attendance shall decide any question brought before any meeting of the Audit Committee.

     Section 4.13. Other Committees of the Board. The Board may, by resolution adopted by a majority of the full Board, also designate other regular or special committees of the Board, with such powers and duties as shall be provided by resolution of the full Board.

     Section 4.14. Resignations. A director may resign at any time by delivering notice to the Board or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

     Section 4.15. Retirement Policy. Unless otherwise waived or directed by the Board, each director shall retire at the end of the month during which he or she reaches the age of seventy (70) years.

                                    ARTICLE 5
                                    Officers

     Section 5.1. Number. The officers of the Corporation shall consist of a Chairman and Chief Executive Officer, Chief Operating Officer and President, Chief Financial Officer, Secretary, and such other officers as may be chosen by the Board at such time and in such manner and for such terms as the Board may prescribe. The Chairman and Chief Executive Officer may appoint one or more officers as he may deem necessary or advisable to carry on the operations of the Corporation. The Board may appoint one or more assistant officers as it may deem necessary or advisable to carry on the operations of the Corporation. Such appointed officer(s) or assistant officer(s) shall hold office until the next annual meeting of the Board unless removed by resolution of the Board prior to such meeting date. Any two or more offices may be held by the same person.

     Section 5.2. Election and Term of Office. The officers shall be chosen annually by the Board. Each officer shall hold office until his successor is chosen, or until his death, or until he shall have resigned or shall have been removed in the manner hereinafter provided.

     Section 5.3. Removal. Any officer may be removed, either with or without cause, at any time, by a majority vote of the Board.

     Section 5.4. Resignations. An officer may resign at any time by delivering notice to the Board or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date.

     Section 5.5. Chairman and Chief Executive Officer. The Chairman and Chief Executive Officer shall be, subject to the control of the Board, in general charge of the affairs of the Corporation and perform such other duties as the Code of By-Laws or the Board may prescribe. He shall also preside at all meetings of shareholders and directors, discharge all the duties which devolve upon a presiding officer, and shall perform such other duties as the Code of By-Laws or Board may prescribe.

     Section 5.6. Chief Operating Officer and President. The Chief Operating Officer and President shall be, subject to the control of the Board, in charge of the daily affairs of the Corporation and shall have such powers and duties as may be determined by the Board. If no Chairman of the Board is elected or appointed, the Chief Operating Officer shall preside at all meetings of shareholders, discharge all the duties which devolve upon a presiding officer, and shall perform such other duties as the Code of By-Laws or Board may prescribe.

     Section 5.7. Chief Financial Officer. The Chief Financial Officer shall be the financial officer of the Corporation; shall have charge and custody of, and be responsible for, all funds of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board; shall receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and, in general, shall perform all the duties incident to the office of Treasurer and such other duties as this Code of By-Laws provides or as may, from time to time, be assigned by the Board.

     Section 5.8. The Vice-Presidents. Each Vice-President (if one or more Vice-Presidents be elected or appointed) shall have such powers and perform such duties as this Code of By-Laws provides or as the Chairman and Chief Executive Officer, from time to time, prescribe or delegate to him or her.

     Section 5.9. The Secretary. The Secretary shall prepare or cause to be prepared the minutes of the meetings of the shareholders and of the Board; shall see that all notices are duly given in accordance with the provisions of the Code of By-Laws and as required by law; shall be custodian and responsible for the authentication of the records; and, in general, shall perform all duties incident to the office of Secretary and such other duties as this Code of By-Laws provides or as may, from time to time, be assigned by the Board.

     Section 5.10. Delegation of Authority. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may delegate the powers or duties of such officer to any other officer, for the time being, provided a majority of the entire Board concurs therein.

     Section 5.11. Salaries. The salaries of the officers shall be fixed, from time to time, by the Board. No officer shall be prevented from receiving such salary by reason of the fact he is also a director of the Corporation.

                                    ARTICLE 6
               Negotiable Instruments, Deeds, Contracts and Shares

     Section 6.1. Execution of Negotiable Instruments. All checks, drafts, notes, bonds, bills of exchange and orders for the payment of money of the Corporation shall, unless otherwise directed by the Board, or unless otherwise required by law, be signed by the Treasurer and one other officer, or such other officers or employees as may be directed by the Chief Executive Officer.

     Section 6.2. Execution of Deeds, Contracts, Etc. All deeds and mortgages made by the Corporation and other material written contracts and agreements into which the Corporation enters other than transactions in the ordinary course of business shall, unless otherwise directed by the Board or required by law, be executed in its name by any authorized officer of the Corporation, signing singly, and, when necessary or required, shall be duly attested by the Secretary or Assistant Secretary. Written contracts and agreements in the ordinary course of business operations may be executed by any officer or employee of the Corporation designated by the Chief Financial Officer to execute such contracts and agreements.

     Section 6.3. Endorsement of Stock Certificates. Subject always to the further orders and directions of the Board, any share or shares of stock issued by any other corporation and owned by the Corporation (including retired shares of stock of the Corporation) may, for sale or transfer, be endorsed in the name of the Corporation by the Chief Operating Officer and President and the Secretary.

     Section 6.4. Voting of Stock Owned by Corporation. Subject always to the further orders and directions of the Board, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareholder's meeting of such other corporation by the Chief Operating Officer of the Corporation or, in his absence, by the Secretary of the Corporation. Whenever, in the judgment of the Chief Operating Officer, it is desirable for the Corporation to execute a proxy or give a shareholder's consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation and shall be attested by the Secretary of the Corporation. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have the full right, power, and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation the same as such share or shares might be voted by the Corporation.

                                    ARTICLE 7
                      Provisions for Regulation of Business
                      and Conduct of Affairs of Corporation

     Section 7.1. Contracts. Any contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any firm of which one or more of its directors are members or employees, or in which they are interested, or between the Corporation and any corporation or association of which one or more of its directors are shareholders, members, directors, officers, or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such director or directors at the meeting of the Board of the Corporation which acts upon, or in reference to, such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board and the Board shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the directors on the Board who have no direct or indirect interest in the contract or transaction or, if all directors have such an interest, then by a vote of a majority of the directors. If a majority of such directors vote to authorize, approve or ratify such contract or transaction, a quorum is deemed to be present for purposes of taking such action. This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

     Section 7.2. Indemnification.

                  (a) Definitions. Terms defined in Chapter 37 of the Act (IND. CODE ss.ss. 23-1-37, et seq.) which are used in this Article 7 shall have the same definitions for purposes of this Article 7 as they have in such chapter of the Act.

                  (b) Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner or trustee of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit, against liability and expenses, including attorneys fees, incurred by him in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, in which he is made or threatened to be made a party by reason of being or having been in any such capacity, or arising out of his status as such, except (i) in the case of any action, suit, or proceeding terminated by judgment, order, or conviction, in relation to matters as to which he is adjudged to have breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness; and (ii) in any other situation, in relation to matters as to which it is found by a majority of a committee composed of all directors not involved in the matter in controversy (whether or not a quorum) that the person breached or failed to perform the duties of his office and the breach or failure to perform constituted willful misconduct or recklessness. The Corporation may pay for or reimburse reasonable expenses incurred by a director or officer in defending any action, suit, or proceeding in advance of the final disposition thereof upon receipt of (i) a written affirmation of the director's or officer's good faith belief that such director or officer has met the standard of conduct prescribed by Indiana law; and
         (ii) an undertaking of the director or officer to repay the amount paid by the Corporation if it is ultimately determined that the director or officer is not entitled to indemnification by the Corporation.

                  (c) Other Employees or Agents of the Corporation. The Corporation may, in the discretion of the Board, fully or partially provide the same rights of indemnification and reimbursement as herein above provided for directors and officers of the Corporation to other individuals who are or were employees or agents of the Corporation or who are or were serving at the request of the Corporation as employees or agents of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise whether or not for profit.

                  (d) Non-exclusive Provision. The indemnification authorized under this Section 7.2 is in addition to all rights to indemnification granted by Chapter 37 of the Act (IND. CODE ss.ss. 23-1-37, et seq.) and in no way limits the indemnification provisions of such Chapter.

                                    ARTICLE 8
                                   Amendments

     Section 8.1. In General. The powers to make, alter, amend or repeal this Code of Bylaws is vested exclusively in the Board, but an affirmative vote of a majority of the number of directors in office at the time of such vote shall be necessary to effect any alteration, amendment or repeal of this Code of Bylaws.